UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

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HERCULES AND TODCO ANNOUNCE PRELIMINARY

RESULTS OF ELECTIONS FOR CASH AND STOCK MERGER

CONSIDERATION

HOUSTON, TEXAS — July 9, 2007 — Hercules Offshore, Inc. (NASDAQ: HERO) (“Hercules”) and TODCO (NYSE: THE) (“TODCO”) today announced that based on the preliminary results of elections made by TODCO stockholders, prior to the July 5, 2007 election deadline, as to the form of merger consideration to be received in the proposed merger of Hercules and TODCO, neither the stock component nor the cash component of the merger consideration is over-subscribed. Accordingly, it is expected that all stockholders who made valid merger consideration elections by the election deadline will receive the form of merger consideration that they elected to receive. However, the exact allocation of the merger consideration will not be known until final results of the election process are determined at the end of the guaranteed delivery period described below.

A total of approximately 57,764,927 shares of TODCO common stock were outstanding on July 5, 2007. Of this amount, based upon preliminary calculations, approximately 15,461,194 shares or 26.8% elected to receive cash merger consideration, 33,080,861 shares or 57.3% elected to receive shares of Hercules common stock and 6,038,429 shares or 10.4% did not make a valid election. In addition, elections covering approximately 3,184,443 shares were made pursuant to the notice of guaranteed delivery procedure, of which approximately 798,590 shares or 1.4% elected to receive cash and 2,385,853 shares or 4.1 % elected to receive Hercules common stock.

Hercules expects to pay a total of approximately $924 million in cash to TODCO stockholders, and issue approximately 56.6 million shares of Hercules common stock pursuant to the merger agreement, based on the estimated number of shares of TODCO common stock outstanding on July 5, 2007 and the preliminary election results.

Based on the average closing price of Hercules common stock on NASDAQ for the 10 trading days ending on July 6, 2007 (the “Final Hercules Stock Price”) and assuming the merger closes on July 11, 2007 as scheduled, those TODCO stockholders electing to receive cash consideration are expected to receive approximately $48.46 in cash per share of TODCO common stock and stock electors are expected to receive approximately 1.462 shares of Hercules common stock per share of TODCO common stock having an implied value (based on the Final Hercules Stock Price) of $48.46.

TODCO stockholders who failed to make a valid election prior to the election deadline are expected to receive merger consideration consisting of a combination of approximately 0.778 shares of Hercules common stock and $22.56 cash per share of TODCO common stock based on the Final Hercules Stock Price and assuming the merger closes on July 11, 2007.

Elections that were made pursuant to the notice of guaranteed delivery procedure will require the delivery of the share certificates representing such shares of TODCO common stock (or a confirmation evidencing the book-entry transfer of such shares) to the exchange agent by the end of the guaranteed delivery period, which is 5:00 p.m., New York City time, on July 10, 2007. If the exchange agent does not receive the required stock certificates or confirmation by this guaranteed delivery deadline with respect to any such election, the shares of TODCO common stock subject to such election will be treated as shares that did not make a valid election. Any change in the stock election shares would in turn affect the mix of the merger consideration between cash and Hercules common stock to be received by the non-electors.

After the final results of the election process are determined, the actual merger consideration and the cash and stock allocation will be computed using the formula contained in the merger agreement. The formula will be based on, among other things, the number of shares of TODCO common stock outstanding immediately prior to the completion of the merger, the final results of the election process, and the Final Hercules Stock Price. Hercules will issue a press release announcing the final merger consideration elections when determined.

Hercules and TODCO expect to complete the merger on Wednesday, July 11, 2007. The proposed merger remains subject to the satisfaction of the conditions to closing contained in the merger agreement.

Forward-Looking Statements

Forward-looking statements: Certain statements made herein, including regarding the allocation of the merger consideration and completion of the proposed merger, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and estimates of the management of Hercules and TODCO and are subject to risks and uncertainties that may cause actual results to differ materially. Although Hercules and TODCO believe that such expectations reflected in such forward-looking statements are reasonable, they cannot give assurances that such expectations will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Hercules and TODCO undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Risks of the merger: Risks with respect to the combination of Hercules and TODCO include the risk that Hercules and TODCO will not be able to close the transaction, as well as difficulties in the integration of the operations and personnel of TODCO and diversion of management’s attention away from other business concerns. Hercules and TODCO expect to incur substantial transaction and merger related costs associated with completing the merger, obtaining regulatory approvals, combining the operations of the two companies and achieving desired synergies. Additional unanticipated costs may be incurred in the integration of the businesses of Hercules and TODCO. Expected benefits of the merger may not be achieved in the near term, or at all. Hercules will have a significant amount of additional debt as a result of the merger. This debt will require Hercules to use cash flow to repay indebtedness, may have a material adverse effect on Hercules’ financial health, and may limit Hercules’ future operations and ability to borrow additional funds.

Business risks: Other risks and uncertainties that may affect actual results of Hercules and TODCO and the combined company after the merger include, among other things, oil and natural gas prices and industry expectations about future prices; demand for offshore and inland water rigs and liftboats; Hercules’ and TODCO’s ability to enter into and the terms of future contracts; the impact of governmental laws and regulations; increases in operating expenses; uncertainties relating to the level of activity in offshore oil and natural gas exploration, development and production; the availability of skilled personnel; extended delivery time for material and equipment; labor relations and work stoppages; operating hazards such as severe weather and seas, fires, cratering, blowouts, war, terrorism and inadequate insurance coverage; compliance with or breach of environmental laws; the impact of newly built rigs; the effect of litigation and contingencies; international political and economic uncertainties; adverse political and economic conditions in Venezuela and Nigeria; and the inability of Hercules or TODCO to achieve their plans or carry out their strategies. Other risks and uncertainties that may affect actual results are described in Hercules’ and TODCO’s most recent periodic reports and other documents filed with the SEC, which are available free of charge at the SEC’s website at http://www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules and TODCO have filed with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus dated June 1, 2007. The definitive joint proxy statement/prospectus was mailed to stockholders of record of Hercules and TODCO as of May 30, 2007. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the definitive joint proxy statement/prospectus and other documents containing information about Hercules and TODCO, free of charge, at the SEC’s website at http://www.sec.gov. Copies of the definitive joint proxy statement/prospectus may also be obtained free of charge by directing a request to Hercules by contacting its investor relations department at 713-979-9832 or by accessing its website at http://www.herculesoffshore.com or TODCO by contacting its investor relations department at 713-278-6014 or by accessing its website at http://www.theoffshoredrillingcompany.com.

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the Registration Statement on Form S-4 filed by Hercules with the SEC on April 24, 2007. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in Form 10-K/A (Amendment No. 1) which was filed with the SEC on April 24, 2007. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus.

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About Hercules

Headquartered in Houston, Hercules operates a fleet of nine jackup drilling rigs and 64 liftboats. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

About TODCO

TODCO is a leading provider of contract oil and gas drilling services with the largest fleet in the shallow water U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”.

July 9, 2007

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